Exhibit 5

December 4, 2009

Cedar Fair, L.P.

One Cedar Point Drive

Sandusky, Ohio 44870

Re:	Cedar Fair, L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Cedar Fair, L.P., a Delaware limited partnership (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

(1)	units representing limited partnership interests in the Company (the “Units”); and

(2)	debt securities, which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”).

The Units and Debt Securities are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions set forth herein.

In rendering the following opinions, we have also assumed that:

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(v)	the applicable Indentures (the “Indentures”) with respect to the Debt Securities will have been duly authorized and validly executed and delivered by the Company and the trustee named therein, and such trustee will be qualified to act as trustee under the Indentures.

Based upon and subject to the foregoing, we are of the opinion that:

(1)	With respect to the Units, when (i) the Company has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and non-assessable.

(2)	With respect to the Debt Securities, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; and (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor or provided for therein, the Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The foregoing opinions are limited to the federal laws of the United States and the laws of the State of Delaware (including the Delaware Limited Partnership Act). We express no opinion as to the effect of the law of any other jurisdiction.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Squire, Sanders & Dempsey, L.L.P.